                                                                      EXHIBIT 99

--------------------------------------------------------------------------------

                             ERLY INDUSTRIES, INC.
                             ---------------------

                          CONSOLIDATED BALANCE SHEET
                          --------------------------

                               AUGUST  20, 1999
                               ----------------
--------------------------------------------------------------------------------

                                      P&N
                          Postlethwaite & Netterville
                    (A Professional Accounting Corporation)
                         CERTIFIED PUBLIC ACCOUNTANTS

     BATON ROUGE . DONALDVILLE . GONZALES . NEW ORLEANS . ST. FRANCISVILLE
                                   LOUISIANA

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                                   TABLE OF CONTENTS
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
                                             Page
                                             ----
Independent Auditors' Report                    1

Consolidated Balance Sheet                      2

Notes to Consolidated Balance Sheet         3 - 6

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                           [LETTERHEAD APPEARS HERE]


                         INDEPENDENT AUDITORS' REPORT
                         ----------------------------


The Board of Directors
ERLY Industries, Inc. and Subsidiaries


We have audited the accompanying consolidated balance sheet of ERLY Industries, Inc. and Subsidiaries as of August 20, 1999. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to in the first paragraph presents fairly, in all material respects, the consolidated financial position of ERLY Industries, Inc. and Subsidiaries as of August 20, 1999, in accordance with generally accepted accounting principles.

/s/ Postlethwaite & Nettervile

November 8, 1999
Baton Rouge, Louisiana
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                       ERLY INDUSTRIES AND SUBSIDIARIES
                       --------------------------------
                          CONSOLIDATED BALANCE SHEET
                          --------------------------
                                AUGUST 20, 1999
                                ---------------



ASSETS                                          $   0
------                                          -----


LIABILITIES                                     $   0
-----------                                     -----


STOCKHOLDERS' EQUITY                            $   0
--------------------                            -----




The accompanying notes are an integral part of this statement.

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                       EARLY INDUSTRIES AND SUBSIDIARIES
                       ---------------------------------

                      NOTES TO CONSOLIDATED BALANCE SHEET
                      -----------------------------------

1.   Organization, Basis of Presentation, and Principles of Consolidation
     --------------------------------------------------------------------

     ERLY Industries, Inc.(ERLY) filed for a voluntary petition of reorganization under Chapter 11 of the U.S. Bankruptcy Code, in the U.S. Bankruptcy Court for the Southern District of Texas, Corpus Christi Division (the Bankruptcy Court) on September 28, 1998 (see Note 2). Watch-Edge International, Inc. (WEI) (formerly known as Chemonics Industries, Inc.), a wholly owned subsidiary of ERLY, also filed a voluntary petition for reorganization under Chapter 11 of the bankruptcy code on November 30, 1998 in the Bankruptcy Court. Both Companies continued to operate since the filing of their petitions as debtor-in-possession. Other subsidiaries of ERLY included in the August 20, 1999 consolidated balance sheet presented include The Beverage Source, Inc. and ERLY Juice, Inc. Other subsidiaries of WEI included in the consolidated balance sheet presented include Chemonics Fire-Trol, Inc. and Chemonics International, Inc. (Collectively referred to as the Company)

     At the date ERLY filed its petition for bankruptcy, it held 81% of the voting power of American Rice, Inc. (ARI), comprised of 32% direct common stock equity interest and an additional 49% voting preferred stock interest. ERLY previously included ARI in its consolidated balance sheet with appropriate adjustments to reflect the minority interest. ERLY's 81% stock interest in ARI has also been pledged by ERLY to ARI's creditors. ARI filed for bankruptcy under Chapter 11 of the Bankruptcy Code on August 11, 1998. (Case No. 98-21895 before the Bankruptcy Court). ARI filed a Plan of Reorganization was confirmed and made effective October 1, 1999 provides no distribution or continuing ownership to ERLY or ARI's other shareholders. Accordingly, ERLY has not included ARI, or ARI's wholly-owned subsidiaries, in the consolidated balance sheet presented at August 20, 1999.

     As described in Note 3, the Bankruptcy Court's confirmation of the Company's Joint Plan of Reorganization became effective August 20, 1999. This completed a significant financial restructuring which resulted in the Company retaining no assets of value and a discharge of liabilities. The Company has accounted for the restructuring in accordance with the American Institute of Certified Public Accountants Statement of Position 90-7, Financial Reporting by Entities in Reorganization under the Bankruptcy Code, which requires that assets and liabilities be adjusted to their fair values ("fresh-start" values) and a new reporting entity created. Accordingly, the consolidated balance sheet at August 20, 1999 reflects the assets and liabilities at the fair value assessed by management of zero (see Notes 3 and 4 for additional discussion) and reclassified the value of common stock to eliminate a deficit retained earnings.

     The preparation of a consolidated balance sheet in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the balance sheet. Actual results could differ from those estimates.

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                       EARLY INDUSTRIES AND SUBSIDIARIES
                       ---------------------------------

                      NOTES TO CONSOLIDATED BALANCE SHEET
                      -----------------------------------

2.   Bankruptcy Proceedings
     ----------------------

     On August 9, 1999, the Bankruptcy Court confirmed a Chapter 11 Joint Plan of Reorganization as Modified filed by ERLY and WEI (the Debtors) and ERLY's Creditor's Committee (the Plan) in the above referenced bankruptcy proceedings. The Confirmation Order provides that all entities who have held, hold or may hold a claim are permanently enjoined on or after the confirmation date from making demand on, commencing, or continuing in any manner any action or proceeding of any kind with respect to any such claim against the Debtors.

     The Plan was effective on August 20, 1999 and provides that all of the assets of ERLY and WEI (except certain contracts and assets, which management has determined to be of no value, necessary for the Debtors to continue operations involving a sublease and Terminal Service Agreement in connection with the WEI operations in Phoenix, Arizona, net operating losses and carryovers, and stock of WEI) are to be paid, transferred and assigned to a newly formed limited partnership for the benefit of the creditors. The purpose of the limited partnership is to liquidate assets of the Debtors and to distribute those proceeds to the Creditors.

     All claims and causes of action of ERLY and WEI existing as of and subsequent to the petition date were preserved and inure to the benefit of the reorganized Debtors and are not extinguished by the Confirmation Order. In full and final satisfaction of all claims against the Debtors, the Confirmation Order shall automatically (i) vest all property of the Debtors and their Estates, including the Debtors' actions (ii) transfer and/or assign to the limited partnership for the benefit of the Debtors' Creditors, and all property of the Debtors' estates and their subsidiaries, except the exceptions in the preceding paragraph.

     On August 20, 1999, all intercompany claims by and among the Debtors or Old Chemonics were eliminated, all guarantees executed by the Debtors or Old Chemonics were deemed to have been one obligation of ERLY payable solely by the limited partnership and any claim filed or to be filed against the Debtors were deemed one claim against ERLY payable solely by the limited partnership, all remaining assets of Old Chemonics were either assigned to, paid, or otherwise vest and assigned to the limited partnership.

3.   Income Taxes
     ------------

     Company is not presently able to determine its net operating loss (NOL) carryforwards at March 31, 1998 or August 20, 1999; however, it could be significant on a consolidated tax return basis. The NOL is subject to certain tax sharing agreements and continuing disputes with its former subsidiary, American Rice, Inc., which have thus far prohibited the preparation of these tax returns and the assessment of any NOLs. Management does not know whether the NOL will have any significant value after any adjustments for events occurring during the bankruptcy proceedings including the sale of assets, forgiveness of indebtedness, as well as the possible de-consolidation of American Rice, Inc. for income tax purposes.

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                       EARLY INDUSTRIES AND SUBSIDIARIES
                       ---------------------------------

                      NOTES TO CONSOLIDATED BALANCE SHEET
                      -----------------------------------

3.   Income Taxes  (continued)
     ------------

     Due to the inability of management to ascertain the amount of any NOLs available to the Company as well as the uncertainty of future taxable income during the NOL carryover period, management has established a full valuation allowance at August 20, 1999. Due to the inability to determine the amount of any NOL, the valuation allowance is established as any amount necessary to reduce the tax benefit of any NOL to zero.

4.   Specific Contracts and Leases
     -----------------------------

     WEI leases a parcel of property in Phoenix, Arizona under a quarter to quarter tenancy that was paid through September 30, 1999. WEI has subleased the property to two entities. WEI is also party to a Terminal Service Agreement whereby WEI provides certain equipment and services. These leases and agreements remain with the reorganized Debtors on August 20, 1999. Management sold all equipment at this location for approximately $750 and terminated these leases and contracts on September 30, 1999.

     Management has determined that there is no value to these leases or agreements at August 20, 1999 and accordingly has reduced the carrying value of these assets to zero in the presented consolidated balance sheet.

5.   Stockholders' Equity
     --------------------

     At August 20, 1999, ERLY had 6,000 shares of $100 par value preferred stock authorized but unissued.

     At August 20, 1999, ERLY had 15,000,000 shares of $.01 par value common stock authorized and 5,762,088 shares issued and outstanding.

     In the fiscal year ended March 31, 1996, ERLY granted stock options to a key employee for 88,500 shares at a price of $4.55 per share (as adjusted for stock dividends). These options were to expire on their own terms in the year 2001. These options were cancelled by action of ERLY's Board of Directors and are not deemed outstanding at August 20, 1999.

6.   Significant Litigation
     ----------------------

     The Company has been involved in significant litigation related to actions brought prior to its bankruptcy petition and as a part of its bankruptcy proceedings. Based on management's assessment of these proceedings, and considering the Confirmation Order discussed in Note 2, the balance sheet presented provides no liabilities for such litigation and asserted or unasserted contingent liabilities at August 20, 1999.

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                       EARLY INDUSTRIES AND SUBSIDIARIES
                       ---------------------------------

                      NOTES TO CONSOLIDATED BALANCE SHEET
                      -----------------------------------

7.   Uncertainty Related to Future Business Operations
     -------------------------------------------------

     The Company has emerged from voluntary bankruptcy with no assets, liabilities, or equity and has no ongoing operations. Management is evaluating various business plans and alternatives strategies for the Company to pursue.

     Management believes, but cannot assure, that sufficient capital will be raised to enable the Company to develop its business plan, commence operations, and become profitable. There can be no assurance offered that ERLY will be successful in obtaining the capital necessary to carry out a business plan or to continue as a going concern.